QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-112082 and the Registration Statements on Form S-8 (Nos. 333-116085, 333-103655, 333-89438, 333-61446, 333-82473, 333-60779 and 333-58285) of Evolving Systems, Inc. of our report dated March 22, 2004 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 25, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm